VP/#68734128.2 FIRST AMENDMENT TO THE FEDERAL HOME LOAN BANK OF DES MOINES SEVENTH AMENDED AND RESTATED BENEFIT EQUALIZATION PLAN EFFECTIVE JANUARY 1, 2021 WHEREAS, the Federal Home Loan Bank of Des Moines (the “Bank”) maintains the Federal Home Loan Bank of Des Moines Seventh Amended and Restated Benefit Equalization Plan effective January 1, 2021 (the “Plan); WHEREAS, the Board of Directors of the Bank (the “Board”) desires to amend the Plan to provide for an additional SERP Contributions by the Bank to members of the Executive Team; and WHEREAS, the Board has delegated its authority to amend the Plan to an Officer of the Bank. NOW THEREFORE, the Plan is amended as set forth below, effective December 31, 2024: 1. Section 1.13 is restated as follows: 1.13 “Discretionary Contribution” means the amount the Bank contributes to the Plan on behalf of a Member or Executive Team, pursuant to Section 4.9. 2. Sections 1.24 and 1.25 are added to the Plan as follows: 1.24 “Executive Team” means the executive officers listed in the Bank’s most recently filed Form 10-K and any other Bank executive designated in writing by the Board. 1.25 “SERP Contribution” means the amount the Bank contributes to the Plan on behalf of a member of the Executive Team pursuant to Section 4.10. 3. Section 4.6 is restated as follows: 4.6 The Plan shall maintain an Article IV Account for each Eligible Officer who is a Member by reason of amounts credited under Sections 4.1, 4.2, 4.5, 4.9 and 4.10. Such amounts shall be credited to the Member’s Account as soon as practical after the date that the deferred compensation would otherwise have been paid to the Member. 4. Section 4.9 is restated as follows: 4.9 In addition to the benefits described above, the Board of Directors may, but need not, make a Discretionary Contribution to the Plan on behalf of Executive Team or a Member in such amount as the Bank shall determine in its sole discretion. Any Discretionary Contribution shall be credited to the Member’s Account. The Bank is under no obligation to make a Discretionary Contribution for a Plan Year. Discretionary

VP/#68734128.2 Contributions need not be uniform among Members and are not subject to a matching contribution under Section 4.5. Members shall be fully vested at all times in any Discretionary Contributions. 5. A new Section 4.10 is added to the Plan as follows: 4.10 In addition to the benefits described above, the Board of Directors may, but need not, make a SERP Contribution to the Plan on behalf of each member of the Executive Team in such amount as the Board of Directors shall determine in its sole discretion. Subject to the terms herein, if the Board makes a SERP Contribution, such contribution shall be within the range set forth below: (a) For the Chief Executive Officer: 6%-15% of Eligible Earnings (b) For remaining members of Executive Team: 6%-10% of Eligible Earnings Any SERP Contribution shall be credited to the Executive Team member’s applicable Account. The Bank is under no obligation to make a SERP Contribution for a Plan Year. SERP Contributions need not be uniform among members of the Executive Team and are not subject to a matching contribution under Section 4.5. SERP Contributions shall be fully vested at all times. 6. The first paragraph of Section 6.3 is restated as follows: 6.3 The Accounts established by the Plan to hold the Members’ Article IV deferrals, the Bank’s matching contributions, Bank’s discretionary contributions under Section 4.9 and the Bank’s SERP Contributions under Section 4.10 (including Accounts for Seattle Bank employees to the extent such Accounts are transferred to the Bank or to the trust described in this section) shall be held in trust and the trust shall have its situs within the United States. The trust shall at all times qualify as a “Rabbi Trust.” To that end it shall be a grantor trust, the net income from which shall be taxable to the Bank and the assets of which shall be available to the Bank and its creditors in the event of the Bank’s insolvency. The trust’s status as a grantor trust shall not be affected by changes in the Bank’s financial condition. 7. The references to Sections 3.03, 3.04, 4.03 and 6.03 in Sections 6.4 and 6.5 are changed to 3.3, 3.4, 4.3 and 6.3 respectively. [signature page to follow]

VP/#68734128.2 IN WITNESS WHEREOF, an Officer of the Bank has caused this amendment to be duly executed in its name and behalf this 20 day of November, 2024. By: Board of Director, Chairman